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                                                                      EXHIBIT 11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 15, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Tax-Exempt Money Market Fund, Inc.



                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
April 20, 1998